MARSH USA INC
ATTN: Maria Cardona
1166 AVE OF AMERICAS 37F
NEW YORK, NY 10036

INSURED:	BNY MELLON LARGE CAP SECURITIES FUND, INC.
PRODUCT:	DFIBond
POLICY NO:	82307667
TRANSACTION:	RENL_RW

PREMIUM BILL

Insured:	BNY MELLON LARGE CAP SECURITIES FUND, INC.	Date: May 28, 2020
Producer:	MARSH USA INC
Company:	FEDERAL INSURANCE COMPANY

THIS BILLING IS TO BE ATTACHED TO AND FORM PART OF THE BOND REFERENCED BELOW.

NOTE: PLEASE RETURN THIS BILL WITH REMITTANCE AND NOTE HEREON ANY CHANGES. BILL
WILL BE RECEIPTED AND RETURNED TO YOU PROMPTLY UPON REQUEST.

PLEASE REMIT TO PRODUCER INDICATED ABOVE. PLEASE REFER TO:

Chubb Group of Insurance Companies				DECLARATIONS
202B Hall’s Mill Road				FINANCIAL INSTITUTION
Whitehouse Station, NJ 08889				EXCESS BOND FORM E

NAME OF ASSURED:				Bond Number: 82307667

BNY MELLON LARGE CAP SECURITIES FUND, INC.				FEDERAL INSURANCE COMPANY
Incorporated under the laws of Indiana,
200 PARK AVENUE				a stock insurance company, herein called the COMPANY
NEW YORK, NY 10166
Capital Center, 251 North Illinois, Suite 1100
Indianapolis, IN 46204-1927

ITEM 1.	BOND PERIOD:	from	12:01 a.m. on January 31, 2020
		to	12:01 a.m. on January 31, 2021
ITEM 2.	AGGREGATE LIMIT OF LIABILITY: $0
ITEM 3.	SINGLE LOSS LIMIT OF LIABILITY:$15,000,000 excess of $10,000,000
ITEM 4.	DEDUCTIBLE AMOUNT: $ See Endorsement No. 2
ITEM 5.	PRIMARY BOND:

Insurer:	National Union Fire Insurance Company of Pittsburgh, Pa
Form and Bond No.	Investment Company Blanket Bond / Bond No. 01-123-91-98
Limit	$10,000,000
Deductible:	$50,000
Bond Period:	January 31, 2020 - January 31, 2021

ITEM 6.	COVERAGE EXCEPTIONS TO PRIMARY BOND:

NOTWITHSTANDING ANY COVERAGE PROVIDED BY THE PRIMARY BOND, THIS EXCESS BOND
DOES NOT DIRECTLY OR INDIRECTLY COVER: None
ITEM 7.	TOTAL OF LIMITS OF LIABILITY OF OTHER UNDERLYING BONDS, EXCESS OF PRIMARY BOND:

ITEM 8.	THE LIABILITY OF THE COMPANY IS ALSO SUBJECT TO THE TERMS OF THE FOLLOWING
ENDORSEMENTS EXECUTED SIMULTANEOUSLY HEREWITH:
1 - 5

IN WITNESS WHEREOF, THE COMPANY issuing this Bond has caused this Bond to be signed by its authorized officers, but it shall not be valid unless also signed by a duly authorized representative of the Company.

Excess Bond (7-92)
Form 17-02-0842 (Ed. 7-92)	Page 1 of 1

The COMPANY, in consideration of the required premium, and in reliance on the statements and information furnished to the COMPANY by the ASSURED, and subject to the DECLARATIONS made a part of this bond and to all other terms and conditions of this bond, agrees to pay the ASSURED for:

Insuring Clause	Loss which would have been paid under the Primary Bond but for the fact the loss exceeds the Deductible Amount.

Coverage under this bond shall follow the terms and conditions of the Primary Bond, except with respect to:

a.	The coverage exceptions in ITEM 6. of the DECLARATIONS; and
b.	The limits of liability as stated in ITEM 2. and ITEM 3. of the DECLARATIONS.

With respect to the exceptions stated above, the provisions of this bond shall apply.

General Agreements

Change Or Modification	A.	If after the inception date of this bond the Primary Bond is changed or modified,
Of Primary Bond		written notice of any such change or modification shall be given to the COMPANY as soon as practicable, not to exceed thirty (30) days after such change or modification, together with such information as the COMPANY may request. There shall be no coverage under this bond for any loss related to such change or modification until such time as the COMPANY is advised of and specifically agrees by written endorsement to provide coverage for such change or modification.

Representations Made	B.	The ASSURED represents that all information it has furnished to the COMPANY
By Assured		for this bond or otherwise is complete, true and correct. Such information constitutes part of this bond.

The ASSURED must promptly notify the COMPANY of any change in any fact or circumstance which materially affects the risk assumed by the COMPANY under this bond.

Any misrepresentation, omission, concealment or incorrect statement of a material fact by the ASSURED to the COMPANY shall be grounds for recision of this bond.

Notice To Company Of	C.	The ASSURED shall notify the COMPANY at the earliest practical moment, not to
Legal Proceedings Against		exceed thirty (30) days after the ASSURED receives notice, of any legal
Assured - Election To		proceeding brought to determine the ASSURED’S liability for any loss, claim or
Defend		damage which, if established, would constitute a collectible loss under this bond or any of the Underlying Bonds. Concurrent with such notice, and as requested thereafter, the ASSURED shall furnish copies of all pleadings and pertinent papers to the COMPANY.

Excess Bond (7-92) R
Form 17-02-0842 (Ed. 7-92) R	Page 1 of 5

General Agreements

Notice To Company Of	If the COMPANY elects to defend all or part of any legal proceeding, the court
Legal Proceedings Against	costs and attorneys’ fees incurred by the COMPANY and any settlement or
Assured - Election To	judgment on that part defended by the COMPANY shall be a loss under this bond.
Defend	The COMPANY’S liability for court costs and attorneys’ fees incurred in defending
(continued)	all or part of such legal proceeding is limited to the proportion of such court costs and attorneys’ fees incurred that the amount recoverable under this bond bears to the amount demanded in such legal proceeding.

If the COMPANY declines to defend the ASSURED, no settlement without the prior written consent of the COMPANY or judgment against the ASSURED shall determine the existence, extent or amount of coverage under this bond, and the
COMPANY shall not be liable for any costs, fees and expenses incurred by the
ASSURED.

Conditions And
Limitations

Definitions	1	.	As used in this bond:

a.

Deductible Amount means the amount stated in ITEM 4. of the DECLARATIONS. In no event shall this Deductible Amount be reduced for any reason, including but not limited to, the non-existence, invalidity, insufficiency or uncollectibility of any of the Underlying Bonds, including the insolvency or dissolution of any Insurer providing coverage under any of the

Underlying Bonds.
b.	Primary Bond means the bond scheduled in ITEM 5. of the DECLARATIONS or any bond that may replace or substitute for such bond.
c.	Single Loss means all covered loss, including court costs and attorneys’ fees incurred by the COMPANY under General Agreement C., resulting from:
(1)	any one act of burglary, robbery or attempt either, in which no employee of the ASSURED is implicated, or
(2)	any one act or series of related acts on the part of any person resulting in damage to or destruction or misplacement of property, or
(3)	all acts other than those specified in c.(1) and c.(2), caused by any person or in which such person is implicated, or
(4)	any one event not specified above, in c.(1), c.(2) or c.(3).
d.	Underlying Bonds means the Primary Bond and all other insurance coverage referred to in ITEM 7. of the DECLARATIONS.

Excess Bond (7-92)
Form 17-02-0842 (Ed. 7-92)	Page 2 of 5

Conditions And
Limitations
(continued)

Limit Of Liability

Aggregate Limit Of
Liability

2.	The COMPANY’S total cumulative liability for all Single Losses of all ASSUREDS discovered during the BOND PERIOD shall not exceed the AGGREGATE LIMIT
OF LIABILITY as stated in ITEM 2. of the DECLARATIONS. Each payment made under the terms of this bond shall reduce the unpaid portion of the AGGREGATE LIMIT OF LIABILITY until it is exhausted.

On exhausting the AGGREGATE LIMIT OF LIABILITY by such payments:

a.	the COMPANY shall have no further liability for loss or losses regardless of when discovered and whether or not previously reported to the COMPANY, and
b.

the COMPANY shall have no obligation under General Agreement C. to continue the defense of the ASSURED, and on notice by the COMPANY to the ASSURED that the AGGREGATE LIMIT OF LIABILITY has been exhausted, the ASSURED shall assume all responsibility for its defense at its own cost.

Single Loss Limit Of
Liability

The unpaid portion of the AGGREGATE LIMIT OF LIABILITY shall not be increased or reinstated by any recovery made and applied in accordance with Section 4. In the event that a loss of property is settled by indemnity in lieu of payment, then such loss shall not reduce the unpaid portion of the AGGREGATE LIMIT OF LIABILITY.

The COMPANY’S liability for each Single Loss shall not exceed the SINGLE LOSS LIMIT OF LIABILITY as stated in ITEM 3. of the DECLARATIONS or the unpaid portion of the AGGREGATE LIMIT OF LIABILITY, whichever is less.

Discovery

3.	This bond applies only to loss first discovered by the ASSURED during the BOND PERIOD. Discovery occurs at the earlier of the ASSURED being aware of:
a.	facts which may subsequently result in a loss of a type covered by this bond, or
b.	an actual or potential claim in which it is alleged that the ASSURED is liable to a third party,

regardless of when the act or acts causing or contributing to such loss occurred, even though the amount of loss does not exceed the applicable Deductible Amount, or the exact amount or details of loss may not then be known.

Subrogation-Assignment-	4	.	In the event of a payment under this bond, the COMPANY shall be subrogated to
Recovery			all of the ASSURED’S rights of recovery against any person or entity to the extent
			of such payments. On request, the ASSURED shall deliver to the COMPANY an
			assignment of the ASSURED’S rights, title and interest and causes of action
			against any person or entity to the extent of such payment.

Excess Bond (7-92)
Form 17-02-0842 (Ed. 70-2)	Page 3 of 5

Conditions And
Limitations

Subrogation-Assignment-
Recovery
(continued)

Recoveries, whether effected by the COMPANY or by the ASSURED, shall be applied net of the expense of such recovery, first, to the satisfaction of the

ASSURED’S loss which would otherwise have been paid but for the fact that it is in excess of the AGGREGATE LIMIT OF LIABILITY, second, to the COMPANY in satisfaction of amounts paid in settlement of the ASSURED’S claim and third, to the ASSURED in satisfaction of the DEDUCTIBLE AMOUNT. Recovery from reinsurance and/or indemnity of the COMPANY shall not be deemed a recovery under this Section.

Cooperation Of Assured

5.	At the COMPANY’S request and at reasonable times and places designated by the COMPANY the ASSURED shall:

a. submit to examination by the COMPANY and subscribe to the same under oath, and b. produce for the COMPANY’S examination all pertinent records, and c. cooperate with the COMPANY in all matters pertaining to the loss.

The ASSURED shall execute all papers and render assistance to secure to the COMPANY the rights and causes of action provided for under this bond. The ASSURED shall do nothing after loss to prejudice such rights or causes of action.

Termination

6.	This bond terminates as an entirety on the earliest occurrence of any of the following:
a.	sixty (60) days after the receipt by the ASSURED of a written notice from the COMPANY of its decision to terminate this bond, or
b.	immediately on the receipt by the COMPANY of a written notice from the ASSURED of its decision to terminate this bond, or
c.	immediately on the appointment of a trustee, receiver or liquidator to act on behalf of the ASSURED, or the taking over of the ASSURED by State or Federal officials, or
d.	immediately on the dissolution of the ASSURED, or
e.	immediately on exhausting the AGGREGATE LIMIT OF LIABILITY, or
f.	immediately on expiration of the BOND PERIOD, or
g.	immediately on cancellation, termination or recision of the Primary Bond.

Conformity

7.

If any limitation within this bond is prohibited by any law controlling this bond’s construction, such limitation shall be deemed to be amended so as to equal the minimum period of limitation provided by such law.

Excess Bond (7-92)
Form 17-02-0842 (Ed. 7-92)	Page 4 of 5

Conditions And
Limitations
(continued)

Excess Bond (7-92)
Form 17-02-0842 (Ed. 70-2)	Page 5 of 5

Change Or Modification
Of This Bond

8.

This bond or any instrument amending or affecting this bond may not be changed or modified orally. No change in or modification of this bond shall be effective except when made by written endorsement to this bond signed by an Authorized Representative of the COMPANY.

IMPORTANT NOTICE TO POLICYHOLDERS

All of the members of the Chubb Group of Insurance companies doing business in the United

States (hereinafter “Chubb”) distribute their products through licensed insurance brokers and agents (“producers”). Detailed information regarding the types of compensation paid by Chubb to producers on US insurance transactions is available under the Producer Compensation link located at the bottom of the page at www.chubb.com, or by calling 1-866-588-9478. Additional information may be available from your producer.

Thank you for choosing Chubb.

10-02-1295 (ed. 6/2007)

	FEDERAL INSURANCE COMPANY
	Endorsement No.	1
	Bond Number:	82307667

NAME OF ASSURED:	BNY MELLON LARGE CAP SECURITIES FUND, INC.

AMENDED DEDUCTIBLE/DROP DOWN ENDORSEMENT

It is agreed that this bond is amended by deleting ITEM 4., DEDUCTIBLE AMOUNT of the DECLARATIONS, in its entirety and substituting the following:

"ITEM 4. DEDUCTIBLE AMOUNT

a.	$50,000, plus any unpaid portion of the AGGREGATE LIMIT OF LIABILITY of the Underlying Bonds on the date of payment of any Single Loss under this bond.
b.	The ASSURED shall notify the COMPANY immediately of any payment made or intended to be made under any of the Underlying Bonds.
c.	This bond shall drop down but only by the amount paid under the Underlying Bonds."

This Endorsement applies to loss discovered after 12:01 a.m. on January 31, 2020.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Excess Bond

Form 17-02-1003 (Ed. 7-92)

FEDERAL INSURANCE COMPANY
Endorsement No.	2
Bond Number:	82307667

NAME OF ASSURED: BNY MELLON LARGE CAP SECURITIES FUND, INC.

NEW YORK AMENDATORY ENDORSEMENT

It is agreed that this bond is amended as follows:

1.	By deleting paragraph a. in its entirety from Section 6., Termination, and substituting the following: "a. TERMINATION BY THE COMPANY

BONDS IN EFFECT SIXTY (60) DAYS OR LESS

If this bond has been in effect for less than sixty (60) days and if it is not a renewal bond, the COMPANY may terminate it for any reason by mailing or delivering to the ASSURED and to the authorized agent or broker, if any, written notice of termination at least twenty (20) days before the effective date of termination.

The COMPANY may, however, terminate this bond by mailing or delivering to the ASSURED and to the authorized agent or broker, if any, written notice of termination at least fifteen (15) days before the effective date of termination if the COMPANY cancels for:

(1)	Nonpayment of premium;
(2)	Conviction of a crime arising out of acts increasing the hazard insured against;
(3)	Discovery of fraud or material misrepresentation in the obtaining of this bond or in the presentation of a claim thereunder;
(4)	Violation of any provision of this bond that substantially and materially increases the hazard insured against, and which occurred subsequent to inception of the current BOND
PERIOD;
(5)

If applicable, material physical change in the property insured, occurring after issuance or last annual renewal anniversary date of this bond, which results in the property becoming uninsurable in accordance with the COMPANY's objective, uniformly applied underwriting standards in effect at the time this bond was issued or last renewed; or material change in the nature or extent of this bond occurring after issuance or last annual renewal anniversary date of this bond, which causes the risk of loss to be substantially and materially increased beyond that contemplated at the time this bond was issued or last renewed;

6)

A determination by the Superintendent of Insurance that continuation of the present premium volume of the COMPANY would jeopardize the COMPANY's policyholders, creditors or the public, or continuing the bond itself would place the COMPANY in violation of any provision of the New York Insurance Code; or

(7)

Where the COMPANY has reason to believe, in good faith and with sufficient cause, that there is a probable risk or danger that the Property will be destroyed by the ASSURED for the purpose of collecting the insurance proceeds.

Excess Bond
Form 17-02-1067 (Rev. 9-93)	Page 1

BONDS IN EFFECT MORE THAN SIXTY (60) DAYS

If this bond has been in effect for sixty (60) days or more, or if it is a renewal of a bond issued by the COMPANY, it may be terminated by the COMPANY by mailing or delivering to the ASSURED and to the authorized agent or broker, if any, written notice of termination at least fifteen (15) days before the effective date of termination. Furthermore, when the bond is a renewal or has been in effect for sixty (60) days or more, the COMPANY may terminate only for one or more of the reasons stated in a. (1)-(7) above.

NOTICE OF TERMINATION

Notice of termination under this Section a. shall be mailed to the ASSURED and to the authorized agent or broker, if any, at the address shown on the DECLARATIONS of this bond. The COMPANY, however, may deliver any notice instead of mailing it.

RETURN PREMIUM CALCULATIONS

The COMPANY shall refund the unearned premium computed pro rata if this bond is terminated by the COMPANY."

2.

It is further understood and agreed that for the purposes of Section 6., Termination, any occurrence listed in Parts (d), (e) or (f) of that Section shall be considered to be a request by the ASSURED to immediately terminate this bond.

3.	By adding a new Section reading as follows:
"Section 9. Election To Conditionally Renew / Nonrenew This Bond
A.	CONDITIONAL RENEWAL
If the COMPANY conditionally renews this bond subject to:
1.	Change of limits of liability;
2.	Change in type of coverage;
3.	Reduction of coverage;
4.	Increased deductible;
5.	Addition of exclusion; or
6.

Increased premiums in excess of 10%, exclusive of any premium increased due to and commensurate with insured value added; or as a result of experience rating, retrospective rating or audit; the COMPANY shall send notice as provided in B. NOTICES OF

NONRENEWAL AND CONDITIONAL RENEWAL immediately below.
B.	NOTICES OF NONRENEWAL AND CONDITIONAL RENEWAL
1.

If the COMPANY elects not to renew this bond, or to conditionally renew this bond as provided in Section A. herein, the COMPANY shall mail or deliver written notice to the ASSURED at least sixty (60) but not more than one hundred twenty (120) days before:

(a)	The expiration date; or
(b)	The anniversary date if this bond has been written for a term of more than one year.

Excess Bond
Form 17-02-1067 (Rev. 9-93)	Page 2

2.

Notice shall be mailed or delivered to the ASSURED at the address shown on the DECLARATIONS of this bond and the authorized agent or broker, if any. If notice is mailed, proof of mailing shall be sufficient proof of notice.

3.

Paragraphs 1. and 2. immediately above shall not apply when the ASSURED, authorized agent or broker, or another insurer has mailed or delivered written notice to the COMPANY that the bond has been replaced or is no longer desired."

4.	By adding a new Section reading as follows: "Section 10. Other Insurance

If there is any other valid and collectible insurance which would apply in whole or in part in the absence of this bond, then the COMPANY shall not be liable under this bond for a greater proportion of any loss than the proportion that the available limit of liability under this bond bears to the total applicable limit of liability of all valid and collectible insurance against such loss."

This Endorsement applies to loss discovered after 12:01 a.m. on January 31, 2020.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Excess Bond
Form 17-02-1067 (Rev. 9-93)	Page 3

ENDORSEMENT/RIDER

Effective date of
this endorsement/rider: January 31, 2020	FEDERAL INSURANCE COMPANY

Endorsement/Rider No. 3

To be attached to and
form a part of Bond No. 82307667

Issued to: BNY MELLON LARGE CAP SECURITIES FUND, INC.

AMENDING REPRESENTATIONS MADE BY ASSURED ENDORSEMENT

In consideration of the premium charged, it is agreed that this bond is amended by deleting in its entirety General Agreement B., Representations Made By Assured, and substituting the following:

B.	The ASSURED represents that all information it has furnished to the COMPANY for this bond or otherwise is complete, true and correct. Such information constitutes part of this bond.
Any intentional misrepresentation, omission, concealment or incorrect statement of a material fact by the ASSURED to the COMPANY shall be grounds for rescission of this bond.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Bond shall remain unchanged.

Q08-393 (11/2019)	Page 1 of 1	290966

ENDORSEMENT/RIDER

Effective date of
this endorsement/rider:	January 31, 2020	FEDERAL INSURANCE COMPANY

		Endorsement/Rider No.	4

		To be attached to and
		form a part of Bond No.	82307667

Issued to: BNY MELLON LARGE CAP SECURITIES FUND, INC.

FOLLOW FORM ENDORSEMENT

In consideration of the premium charged, it is agreed that:

(1)	Coverage under this bond shall only apply in conformance with the terms and conditions of the following endorsements of the Primary Bond.
(2)

Accordingly, no coverage will be available for the Coverage Exceptions to the Primary Bond set forth in ITEM 6., of the DECLARATIONS of this bond, and such exceptions shall be inapplicable to this bond.

The Company shall not be liable to the ASSURED or to any other person or entity claiming through or in the name or right of the ASSURED for any loss or other liability based on, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the coverage otherwise afforded in such Coverage Exceptions.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Bond shall remain unchanged.

Q09-688 (04/2009)	Page 1

ENDORSEMENT/RIDER

Effective date of
this endorsement/rider: January 31, 2020	FEDERAL INSURANCE COMPANY

Endorsement/Rider No. 5

To be attached to and
form a part of Policy No. 82307667

Issued to: BNY MELLON LARGE CAP SECURITIES FUND, INC.

COMPLIANCE WITH APPLICABLE TRADE SANCTION LAWS

It is agreed that this insurance does not apply to the extent that trade or economic sanctions or other similar laws or regulations prohibit the coverage provided by this insurance.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Policy shall remain unchanged.

Authorized Representative

14-02-9228 (2/2010)	Page 1